EXHIBIT (j)
CONSENT OF COUNSEL
     We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 60 to the Registration Statement of the BB&T Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Washington, D.C.
November 26, 2008